Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 Call us toll-free, at 1-(877) 892-9472	BATCH # ORDER # CATEGORY #

REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to any other Federal Savings Bank office. Do not mail Stock Order Forms to Federal Savings Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Federal Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Federal Savings Bank Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order payable to First Seacoast Bancorp, in the amount of:		$ ..00			$ .00

				Total Withdrawal Amount	$ .00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Federal Savings Bank line of credit checks may not be remitted as payment.
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2017.

b.    Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2019.

c.    Depositors and borrowers of Federal Savings Bank at the close of business on May 6, 2019.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Rockingham County or Strafford County, New Hampshire.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	Federal Savings Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Federal Savings Bank:
Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

   Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (This Section 8, including definitions used herein, is continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I acknowledge that, to be effective, this form, properly completed, together with full payment, must be received before 2:00 p.m., Eastern time, on June 18, 2019, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
Â ORDER NOT VALID UNLESS SIGNED Á

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization, other than First Seacoast Bancorp, MHC, First Seacoast Bancorp, or Federal Savings Bank or a majority-owned subsidiary of these entities, of which a person is a senior officer or partner, or beneficial owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2)

any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; and

(3)

any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of First Seacoast Bancorp, MHC, First Seacoast Bancorp, or Federal Savings Bank or a subsidiary thereof.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

The board of directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation.

Please see the Prospectus section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I acknowledge that, after receipt by First Seacoast Bancorp, this Stock Order Form may not be modified or canceled without First Seacoast Bancorp consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $250,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of reorganization and stock issuance plan, and the Prospectus dated                     , 2019.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at (202) 452-3000.

I further certify that, before subscribing for shares of the common stock of First Seacoast Bancorp, I received the Prospectus dated                     , 2019, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by First Seacoast Bancorp in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following:

Risks Related to Our Business

1.

We have a substantial amount of commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

2.

Our business strategy includes managed growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
4.	Our asset size and strong competition within our market area may limit our growth and profitability.
5.	Changes in interest rates could reduce our profits and asset values.
6.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches, and we recently experienced a security event.

7.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

8.	We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.
9.	We will incur additional expenses associated with our name change to “First Seacoast Bank.”
10.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
11.	We may be adversely affected by recent changes in U.S. tax laws.
12.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
13.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
14.	We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.
15.	The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.
16.	Changes in accounting standards could affect reported earnings.
17.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
18.	We are subject to environmental liability risk associated with lending activities or properties we own.

Risks Related to the Offering

19.	The future price of our common stock may be less than the purchase price in the offering.
20.

The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

21.

We have broad discretion in using the net proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

22.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
23.	Our stock-based benefit plans will increase our costs, which will reduce our net income.
24.	The implementation of a stock-based benefit plan may dilute your ownership interest.
25.	Persons who purchase stock in the offering will own a minority of First Seacoast Bancorp’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.
26.	Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.
27.

The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.

28.	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.
29.	You may not receive dividends on our common stock.
30.	Under current law, if we declare dividends on our common stock, First Seacoast Bancorp, MHC will be restricted from waiving the receipt of dividends.
31.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

32.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Risks Related to the Charitable Foundation

33.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2019.
34.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, I acknowledge that I am not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ç See Front of Stock Order Form

FIRST SEACOAST BANCORP

STOCK INFORMATION CENTER: 1-(877) 892-9472

STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons through a single account held jointly is 15,000 shares ($150,000). Further, no person, together with an associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) of the common stock. Please see the Prospectus section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to First Seacoast Bancorp. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.03% per annum from the date payment is processed until the stock offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit cash, a Federal Savings Bank line of credit check, wire transfers or third party checks as payment.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the applicable deposit account rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Federal Savings Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Federal Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at Federal Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the June 18, 2019 offering deadline. See the Prospectus section entitled “The Reorganization and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Federal Savings Bank deposit account numbers that the purchaser(s) had ownership of as of the applicable eligibility date. If you checked box (c), list all Federal Savings Bank deposit and/or loan account numbers that the purchaser(s) had ownership of as of May 6, 2019. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Federal Savings Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

FIRST SEACOAST BANCORP

STOCK INFORMATION CENTER: 1-(877) 892-9472

STOCK ORDER FORM INSTRUCTIONS (CONTINUED)

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Owning Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019 or a borrower at Federal Savings Bank as of May 6, 2019.

Owning Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019 or a borrower at Federal Savings Bank as of May 6, 2019.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Owning Stock as Custodian for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NH (list only the minor’s social security number).

Owning Stock By a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019 or a borrower at Federal Savings Bank as of May 6, 2019.

Owning Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019 or a borrower at Federal Savings Bank as of May 6, 2019.

Owning Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Federal Savings Bank at the close of business on December 31, 2017, March 31, 2019 or May 6, 2019 or a borrower at Federal Savings Bank as of May 6, 2019.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Hand delivered stock order forms will only be accepted at this location. Do not deliver this form to our other Federal Savings Bank offices. Please do not mail Stock Order Forms to Federal Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 892-9472, from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.